VINEYARD DEVELOPMENT AND LEASE AGREEMENT


     THIS VINEYARD DEVELOPMENT AND LEASE
AGREEMENT, dated September 29, 1999, (the "Agreement") is entered into between David L. Gemmer and Shirley A. Gemmer, husband and wife, (hereafter referred to jointly and severally as the "Lessor") and R.H. Phillips, Inc., a California corporation, (the
"Lessee"), with respect to the following facts:

          The Lessor and the Lessee have entered into an agreement (the "Purchase Agreement") whereby the Lessor has agreed to purchase from the Lessee certain real estate located in the County of Yolo, California, and which is more particularly described in Exhibit A of this Agreement (the "Mast Property").
     In connection with the purchase and sale of that real estate, the Lessee wishes to lease from the Lessor an approximately 115 acre portion of the Mast Property for the purpose of developing and managing vineyards and to harvest and use the grapes therefrom, and the Lessor wishes to lease that portion of the Mast Property for that purpose.

IN VIEW OF THE FOREGOING FACTS, the parties hereby agree as follows:

1. Lease of Property/Development. The Lessor agrees to lease to the Lessee that portion of the Mast Property described as the "Leased Property" in Exhibit A to this Agreement (the "Leased Property"), and the Lessee agrees to lease the Leased Property from the Lessor, for the purpose of developing and maintaining vineyards and for harvesting the crop produced from those vineyards (the "lease"). The Lessee further agrees to develop vineyards on the Leased Property, subject to the terms and conditions set forth below.

2.  Development of Vineyards.

     a. Performance of Work. As a material part of the consideration for the Lessor's agreement to enter into the lease, the Lessee agrees that it will develop approximately 110 acres of vineyards on the Leased Property. All work shall be performed in accordance with good farming practices in accordance with the standards the Lessee uses in developing vineyards on property which it owns or manages. The work to be performed shall include, but not be limited to, the preparation of land for vineyards, the installation of trellises, the planting of grape vines, the drilling of wells and the placement of necessary irrigation equipment and water delivery systems on the Leased Property. For the purposes of this Agreement, the development of vineyards and all capital improvements placed on the Leased Property by the Lessee pursuant to this Agreement shall be referred to as "Vineyard Developments and Improvements."

     b. Schedule. The parties acknowledge that the Lessee has given the Lessor a proposed schedule and budget for development of the vineyards. The Lessee agrees to use commercially reasonable efforts to develop the vineyards in accordance with the time periods specified in the schedule and budget. The foregoing notwithstanding, the Lessee will not be responsible for any delays in initiating or completing vineyard development due to adverse weather, labor disturbances and shortages, acts of God or other circumstances outside of the control of the Lessee which make it impossible or inadvisable, in the reasonable judgment of the Lessee, to delay the development of the vineyards beyond that time. For the purposes of this Agreement, the period beginning as of the date of this Agreement until December 31, 2001 is referred to as the "Development Period."


     c. Costs. Subject to the provisions set forth below regarding the costs incurred in excess of those in the schedule and budget, the Lessor shall be responsible for paying all costs of the Vineyard Development and Improvements on the Leased Property during the term of the lease and shall pay the costs that the Lessee incurs operating and maintaining the vineyards and any other improvements on the Leased Property during the Development Period. For the purposes of this Agreement, the costs described in this Section 2.c are referred to as "Vineyard Development Costs."

     d.  Limitation on Payments.

          i. General Limitation. If the Lessee believes that the Vineyard Development Costs will exceed the budgeted amount by more than 5%, the Lessee shall so inform the Lessor of this fact as soon as reasonably possible prior to the date those costs are incurred. The parties agree that the Lessor shall not be obligated to pay
Vineyard Development Costs which exceed the budgeted amount by 5% without the Lessor's consent.

          ii. Overhead. In addition to the 5% limitation set forth above, the Lessee agrees that the total Vineyard Development Costs which constitute its overhead expenses shall not exceed: (i) the Lessee's total overhead for the operation of its vineyards minus the amount of overhead the Lessee attributed for its Rolling Hills and Dunnigan Hills projects; multiplied by (ii) a fraction, the numerator of which is the number of acres constituting the Leased Property and the denominator of which is the total number of acres of vineyards farmed by the Lessee excluding the Dunnigan Hills and Rolling Hills projects.

     e. Procedure for Payments -- Limitations. The Lessee shall submit to the Lessor invoices on no more frequently than on a semi-monthly basis, setting forth the Vineyard Development Costs incurred during the period covered by the invoice. Each invoice shall be accompanied by a statement of the costs so incurred and, in the case of overhead, the statement of the amount constituting overhead. Payment on the invoices shall be due 10 days following the delivery of the invoice. All payments which are more than 10 days overdue shall accrue interest at a rate of 1% per month until paid in full.

     f. Inspection of Records. At the request of the Lessor, the Lessee shall make available for inspection by the Lessor or the Lessor's accountants or representatives, supporting documentation evidencing the Vineyard Development Costs. Such inspection shall occur at the principal offices of the Lessee during the Lessee's normal business hours upon no less than 72 hours notice to the Lessee. The Lessor shall pay all expenses the Lessor incurs (including the fees of the Lessor's accountants or representatives) in conducting such review unless the review accurately reveals that the Lessee has overstated the amounts owing by in excess of 5%, in which case the Lessee shall pay for the Lessor's costs of the review.

     g. Improvements. Costs which the Lessee incurs in the development of vineyards and other capital improvements to the Leased Property after the Development Period shall be reimbursed in the manner described in this Section 2 and shall be deemed "Vineyard Development Costs", provided that the Lessor shall not be required to reimburse the Lessee for any such charge without the Lessor's written consent.

3. Term of Lease. The term of this lease shall begin upon the effective date of the sale of the Mast Property by the Lessee to the Lessor and shall expire on December 31, 2011, unless earlier terminated pursuant to this Agreement. The term of the lease may be extended only by means of a written agreement of the parties.

4.  Rent.

     a. Calculation -- Time of Payment. The Lessee shall pay the Lessor rent for the use of the Leased Property, which amount will be determined in accordance with the formula attached to this
Agreement as Exhibit B.   Rental payments shall be paid quarterly in
advance on January 1, April 1, July 1 and October 1 of each year during the term of the lease, beginning on January 1, 2002. Rent shall be paid by check or wire transfer to the Lessor or by such other means as the Lessor and Lessee mutually agree.

     b. Reduction in Rental Payment for Water Usage. As provided in Section 7.e below, the Lessor and the Lessee shall enter into a water sharing agreement for water from wells located on the Property or on adjacent properties. To the extent that the Lessor (or any other tenant of the Lessor) receives water from wells or from other water delivery equipment installed on the Leased Property by the Lessee and as a part of the Vineyard Development Costs, the total rental payments shall be reduced by the amount specified in Exhibit B to this Agreement.

     c. Interest on Late Payments. Rental payments which are more than 10 days overdue shall accrue interest at a rate of 1% per month until paid in full.

5. Use of the Property. The Lessee shall use the Leased Property for the purposes of: (i) developing, maintaining and operating vineyards;
(ii) harvesting the grapes produced from the vineyards; and (iii) removing the harvested grapes from the Leased Property. Subject to the restrictions contained elsewhere in this Agreement, the Lessee shall also have the right to conduct such activities on the Leased Property as are reasonably necessary to conduct the operations described herein.

6.  Ownership of Harvested Crops.

     a. General. Except as provided in Section 6.b below, all grapes harvested from the vineyards on the Leased Property during the term of this lease shall be the property of the Lessee and the Lessee shall not be required to pay the Lessor any amount for the grapes. All growing crops present upon the expiration of the lease or the earlier termination of the lease (unless such termination was due to the material breach of this lease by the Lessor) shall be the property of the Lessor. If the Lessor sells any grapes grown on the Leased Property after the expiration or termination of the lease, the Lessor shall reimburse the Lessee an amount equal to the actual costs the Lessee incurred in growing that crop. The Lessor shall make the reimbursement payment described above to the Lessee no later than 30 days after the Lessee presents the Lessor with an invoice for the costs to be reimbursed.

     b.  Grapes Harvested During Development Period.  The
Lessee shall purchase from the Lessor all grapes harvested from the vineyards on the Leased Property during the Development Period.
The purchase price for the grapes shall be determined as a result of
good faith negotiations between the parties.   No later than 30 days
after the purchase price for the grapes is determined, the Lessee shall make payment to the Lessor for the grapes at the agreed upon price.
The rental "Base Amount" described in Exhibit B to this Agreement shall be reduced by the purchase price the Lessee pays for the grapes.
 If the parties do not agree on the purchase price of the grapes within 30 days after the grapes have been harvested, either party may refer the issue of determining the price of the grapes to binding arbitration. Unless the parties otherwise agree, the arbitration shall be conducted pursuant to the rules of the American Arbitration Association in Woodland, California. The decision of the arbitrator will be binding on all parties and enforceable in any court of competent jurisdiction. Each party will bear its own costs in connection with the arbitration.

7.  Water.

     a. Irrigation. The Lessee shall install, maintain, service and repair such irrigation, drainage, or pumping items and equipment and any and all appurtenances thereto situated on the Leased Property
(the "Water Delivery Items") as the Lessee deems necessary for the proper irrigation, drainage and operation of the vineyards to be placed on the Leased Property. Except as provided in Section 7.c, Water Delivery Items shall be Vineyard Developments and
Improvements, shall be paid for by the Lessor and the cost thereof shall be considered Vineyard Development Costs. With the exception of those items brought onto the Leased Property to temporarily replace a piece of equipment which has been removed for repair and those items specifically stated in Section 7.c below as belonging to the Lessee, all Water Delivery Items shall become a part of the Leased Property. The Lessee shall not remove any Water Delivery Items described in the previous sentence from the Leased Property and shall return same to the Lessor in good working condition upon the expiration or earlier termination of this Lease, normal wear and tear excepted.

     b. Wells. The Lessee may at its option drill one or more wells on the Leased Property for the purpose of irrigation of the vineyards located on the Leased Property. All pumps and water delivery equipment for the well or installed for the purpose of delivering water from the well shall be subject to the same limitations on use and removal as described in Section 7.a above.

     c. Ownership of Water Delivery Equipment -- Payment. The Lessor shall not be obligated to pay for any Water Delivery Systems if the cost thereof would be 5% more than provided in the schedule and budget. If the Lessee wishes to install any additional Water Delivery Items on the Leased Property that are not provided for in the schedule and budget or whose cost is in excess of the budgeted amount, the Lessor shall have the option of paying for those Water Delivery Items, in which case they shall become the property of the Lessor and the costs therefor shall be Vineyard Development Costs. If the Lessor does not agree to pay for the installation of the additional Water Delivery Items, the Lessee may install those items at its own expense and those Water Delivery Items shall be the property of the Lessee. The Lessee may replace or remove any Water Delivery Items belonging to the Lessee from the Leased Property at any time in its sole discretion.

     d. Installation of Water Delivery Items on Adjacent Property. The Lessor has received an easement from Jack and Charlotte Mast, the owners of a parcel of land adjacent to the Leased Property, to install wells and water delivery equipment on that property for the purpose of delivering water to the Mast Property. The parties agree that any wells and water delivery equipment which the Lessee installs on that property shall be considered "Water Delivery Items" for the purposes of this Agreement.

     e. Water Sharing Agreement. The Lessor shall have the right to use water from the wells the Lessee places on the Leased Property for agricultural irrigation purposes on the Mast Property. The rights of the parties with respect to the use of the water shall be as set forth in a water sharing agreement in the form attached to this Agreement as Exhibit C.

     f. Water District Access Fees. Any front-end fees or similar charges assessed by the Yolo County Flood Control and Water Conservation District (the "District") to allow the Lessee to access water on the Leased Property from the District shall be paid by the Lessor; provided, however, that only 36.8% of these fees and charges will be considered Vineyard Development Costs. Fees and other charges assessed by the District for water used on the Leased Property during the Development Period will be deemed Vineyard Development Costs and paid by the Lessor. Responsibility for payment for water from the District which is used on the Mast Property after the Development Period shall be allocated between the Lessor and Lessee in accordance with the Water Sharing Agreement.

     g. No Warranty of Availability of Water. The Lessor makes no warranty or agreement of any kind concerning the amount or quality of water or water rights on or available to the Leased Property or whether drainage or irrigation of the Leased Property is feasible or necessary, and the Lessee shall in no way hold Lessor responsible for any shortage or excess of water for any intended purposes or for any deficiency in the quality of water on the Leased Property. The Lessee agrees that water or water rights related to the Leased Property shall be preserved and used solely in connection with the operation of the Leased Property. The Lessee shall not remove any water from the Leased Property or otherwise dispose of any water, except in connection with the proper drainage of the Leased Property, without the express prior written consent of the Lessor.

8.   Condition of Leased Property.  The Lessee has inspected the
Leased Property, is fully familiar with the physical condition thereof and has received the same in good order and condition. The Lessor makes no representation or warranty with respect to the condition of the Leased Property or its fitness or availability for any particular use, and the Lessor shall not be liable for any latent or patent defect therein as of the date of this Agreement. The Lessee shall not do or permit any act or thing which is contrary to any legal or insurance requirement, which might impair the value or usefulness of the Leased Property or any part thereof, or which constitutes a public or private nuisance or waste. This Lease shall be subject to any existing rights of others, including but not limited to easements, rights of way, water rights, mineral rights, oil and gas leases and restrictions on use of the Leased Property presently in effect and which are disclosed on the Preliminary Title Insurance Report delivered by the Lessee to the Lessor in connection with the Lessor's purchase of the Mast
Property.

9. Payment of Taxes and Utilities. All of the following incurred during the Development Period shall be Vineyard Development Costs and paid by the Lessor: (i) real property general, special taxes and assessments related to the Leased Property and any improvements now or located thereon; (ii) all personal property taxes or assessments related to the Leased Property; and (iii) utilities, including but no limited to gas, telephone, electricity and water
rendered to or used in connection with the Leased Property.   All of
the charges described in the previous sentence that are incurred after the Development Period shall be paid by the Lessee. If water is furnished to the Leased Property by a water company or public district, the Lessor does not warrant that water charges and the total cost for water will remain the same as in preceding years.

10.   Repairs to Leased Premises.

     a. Obligation to Repair The Lessee shall repair, maintain and keep the Leased Property and all improvements thereon in good condition and repair during the term of the lease.

     b. Cost and Expenses. All repair and maintenance costs incurred during the Development Period shall be considered Vineyard Development Costs for the purposes of this Agreement. The Lessee shall be responsible for the payment of all repair and maintenance costs for the vineyards and the repair and maintenance costs of the improvements on the Leased Property which are incurred after the Development Period through the end of the term of the lease.

11.  Operations.

     a. Use of the Leased Property. The Lessee shall use due diligence and farming practices consistent with high-quality farming practices in all aspects pertaining to the management of the vineyards and in the general conduct of operations and use of the Leased Property. The Lessee shall operate and use the Leased Property for the sole purpose of conducting an agricultural operation under the terms and conditions provided in this Agreement. The Lessee shall care for, protect and maintain the vineyards in a good and workmanlike manner consistent with high quality farming practices.

     b. Equipment, Tools. The Lessee shall use and furnish necessary equipment, tools and labor proper or necessary to conduct high quality vineyard operations on the Leased Property. The Lessor shall pay the costs incurred for the use of that equipment, tools and labor during the Development Period, and the Lessee shall be responsible for paying all such costs thereafter.

     c. Pests, Diseases, Weeds and Erosion. The Lessee shall use commercially reasonable efforts for the controlling and curing of pests and diseases which hinder and menace growing vineyards, supply and use commercially reasonable means to rid the Leased Property of same, and keep the Leased Property and vineyards reasonably free from weeds in accordance with high quality farming practices. The Lessee agrees to adopt low-input sustainable agricultural practices with respect to the Leased Property when said practices can be implemented without any adverse impact on the investment returns from the Leased Property. Lessee shall take reasonable care to prevent soil erosion by strip-cropping and contouring, as well as by filling in or otherwise controlling small washes or ditches that may form on the Leased Property. The Lessee shall keep in good repair all terraces, open ditches and inlets and outlets of tile drains and shall preserve all established watercourses or ditches, including grass waterways, situated or lying on the Leased Property. Before performing any drainage work, the Lessee agrees to check with the county Soil Conservation Service office in regard to the wetland status of the area affected and obtain prior approval for the drainage work to be performed. The Lessee shall cut and remove or spray and destroy all noxious weeds before they revert to seed and shall cut and spray all other weeds and grasses growing on the Leased Property, in the fields, farmstead, roadsides, irrigation ditches and fence rows; and in all other respects, shall attend to the care and maintenance of the Leased Property in a good and prudent manner. The Lessee shall obtain any burning permits necessary in compliance herewith. If the Leased Property contains any Highly Erodible Land (HEL) as determined by the local Soil Conservation Service office, the Lessee agrees to farm the Leased Property in a manner as to comply with the stated conservation plan.

12. Quiet Enjoyment. The Lessor agrees that the Lessor will not take any action, and will exercise reasonable care to prevent any action from being taken, which interferes with the Lessee's permitted use of the Leased Premises or causes any damage to the vineyards or the improvements located thereon.

13. Destruction. In the case of a destruction of all or any portion of the Leased Property, there shall be no abatement or reduction of rent. The Lessee waives the provisions of California Civil Code
Section 1932(2) and Civil Code section 1933(4) with respect to any destruction of the Leased Property. The foregoing notwithstanding, in the event that the Leased Property or the vineyards placed thereon
(or such a significant portion thereof so as to make it economically unfeasible to use the Leased Property or vineyards for their intended purpose) are destroyed due to fire, flood, disease, war, riot or other calamity, either party may, upon notice to the other, terminate the lease. The foregoing notwithstanding, the Lessee shall not have the right to terminate this lease pursuant to this Section 13 if the destruction of the Leased Property or vineyards was caused solely or in part by the Lessee's breach of this Agreement, including but not limited to a failure to operate and manage the vineyards in accordance with good farming practices or due to the Lessee's willful misconduct.

14. Inspection. The Lessor or the Lessor's representatives may enter the Leased Premises at any time for the purpose of inspecting same or for the purpose of doing any work and taking any action thereon as may be necessary or appropriate for the purpose (but nothing contained in this Lease shall create or imply any duty on the part of the Lessor to make any inspection or do any work) and for the purpose of showing the Leased Premises to prospective purchasers. Entry for the purposes specified herein shall not constitute an eviction of the Lessee nor termination of this Lease. At all times, the Lessor shall have access to the Leased Premises and to all reports, records, and information of the Lessee in respect thereto, for the purposes of inspecting, determining, and ascertaining that all of the requirements of this Agreement have been fulfilled; including, without limitation, operation and maintenance procedures, and the public liability insurance requirements. The Lessee shall maintain accurate and complete records of its operations on the Leased
Premises and make them available at any time for inspection and examination by the Lessor. The Lessee agrees to provide information as requested by the Lessor with regard to fertilizer used, tillage practices, acreage reports, chemical usage, and crop yields in a timely manner.

15. Legal Requirements. The Lessee, at its expense, shall promptly and diligently comply with all legal requirements pertaining to the operation of the Leased Property and the farming thereof.

     a.   Permits, Licenses, Franchises, and Other Authorizations.
The Lessee shall promptly and diligently procure, maintain and comply with all permits, licenses, franchises and other authorizations which are now or at any time hereafter may be required for the use and operation of the Leased Property contemplated hereby. All fees incurred for such permits, licenses, franchises and other authorizations during the Development Period shall be paid by the Lessor and shall be Vineyard Development Costs for the purposes of this Agreement. All such fees incurred thereafter shall be paid by the Lessee.

     b. Compliance with Laws. The Lessee, at its expense, shall promptly and diligently comply strictly and in all respects with any and all current and future federal, state, and local laws, statutes, rules, regulations and ordinances, orders, judgments, decrees, injunctions, authorizations, directions, and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers as amended and modified from time to time which are now, or at any time hereafter, may be applicable to the operation of the Leased Property and the farming thereof, including but not limited to full compliance with government
A.S.C.S. programs and with federal, state, and local common law.

16. Condemnation. In the event of a taking by condemnation, eminent domain or other legal proceedings of the entire Leased
Property, this lease shall terminate as of the date of the taking. Any award shall be payable to the Lessor, provided that the Lessor shall pay to the Lessee out of that award an amount equal to the crop costs of the Lessee for any crop that was lost as a result of that taking. A partial taking which makes it economically unfeasible to continue a farming operation on the remaining acreage shall be considered a total taking and shall be covered by the preceding sentence. In the event of a partial taking leaving a unit of economical farming size, this Lease shall continue in full force and effect on the remaining acreage, with proportionate reduction in rent on a per farmable acre basis and with any condemnation award to be paid to the Lessor.

17. Indemnification and Insurance. Lessee shall protect, indemnify and hold harmless the Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon, incurred by, or asserted against the Lessor or the Leased Property by reason of the operations conducted by the Lessee on the Leased Property or as a result of any failure on the part of the Lessee to perform or comply with any of the terms of this Agreement. The Lessee agrees, during the term of this Agreement or any renewals thereof, to carry general liability insurance for personal injury and property damage liability. The insurance policy shall name the Lessor (or his assignees) as insureds and be with an insurance carrier reasonably acceptable to the Lessor. The insurance shall provide for property damage liability coverage of not less than one hundred percent (100%) of the replacement value of the property insured (at least $500,000) and public liability coverage of at least ($1,000,000) for each occurrence, subject to a deductible customary for such policies. The insurance shall provide protection against any peril included within the classification "Fire and Extended Coverage" together with coverage against vandalism and malicious mischief.
Written documentation of the coverage shall be provided by the Lessee to the Lessor. The insurance policies shall name the Lessor and the Lessee as insureds as their respective interests appear and shall include an effective waiver by the carrier of all rights of subrogation against any named insured of the insured's interest in the Leased Property or any income derived from the Leased Property and shall provide that insurance proceeds shall be payable for the benefit of the Lessor, and the Lessee as their respective interests may appear. The insurance policies shall also provide that any losses shall be payable to the Lessor, notwithstanding any act or failure to act or negligence of the Lessor, the Lessee, or any other person, corporation or other business entity, and that no cancellation, reduction in amount or material change in coverage shall be made effective until at least 30 days after receipt by the Lessor and the Lessee of written notice thereof.

18. Waste and Protection of the Leased Property. The Lessee shall not commit or permit waste or strip, shall supervise the Leased Property at all times, and shall exercise every reasonable effort to prevent theft, vandalism and other damage to the Leased Property.


19. No Claims Against Lessor, Etc. The Lessee shall not take any action which results in the placement of any liens on the Leased Property (including but not limited to materialmen's and subcontractors liens) in connection with the performance of services on or the furnishing of materials or other property in respect of the Leased Property. It is understood and agreed that the relationship between the parties hereunder shall consist solely as that of landlord and tenant; and in no event and under no circumstances shall the relationship be considered or construed as an agency, partnership, joint venture, or any similar relationship.

20.  Assignment   Sublease.  The Lessee may not sublease the
Leased Property or any portion thereof, nor assign its rights under this Agreement in whole or in part or in any way encumber this lease or the Leased Property, without the prior written consent of the Lessor, whose consent will not be unreasonably withheld. No agreement by the Lessor to any assignment or sublease shall act to relieve the Lessee of its obligations under this Agreement. For the purposes of this Agreement, an assignment by operation of law
(including but not limited to by means of a merger of the Lessee, the sale of a controlling ownership interest in the Lessee or the sale of substantially all of the assets of the Lessee) shall not be considered an "assignment," provided that the surviving business entity or the entity that acquires the Lessee's assets (as the case may be) shall expressly assume in writing all of the obligations of the Lessee under this Agreement. Nothing herein shall restrict the right of the Lessee to allow for the placement of a lien on the grapes growing on the Leased Property to finance the crop costs the Lessee incurs in growing and harvesting the grapes, provided that: (i) no loan may be of a duration in excess of one year and each such security interest shall be terminated no later than 30 days after the grapes are harvested during that year; (ii) the amount of the obligation secured by the growing crops shall not exceed the Lessee's reasonable crop costs for the Leased Property for the year in which the obligation is incurred; and (iii) the Lessee will reimburse the Lessor in full for any costs, claims, liabilities and damages the Lessor may incur as a result of the enforcement of any security interest by the lender due to the default of the Lessee.

21. Right of First Refusal. Provided that the Lessee is not in material default of any of its obligations under this Agreement, the Lessee shall have a right of first refusal to purchase the Property from the Lessor in the event that the Lessor receives a bona fide offer to sell the Property, or any portion thereof, which the Lessor intends to accept. In addition, if the Lessor wishes to lease the Leased Property following the completion of the term of this lease to a third party, the Lessor shall first offer to lease the Leased Property to the Lessee under the same terms and conditions as the Lessor is proposing to lease the Leased Property to that third party. The terms of the right of first refusal and right of first offer shall be as set forth in the Right of First Refusal Agreement, which is attached to this Agreement as Exhibit D.

22. Purchase of Grapes After Lease. For a period of five years following the termination or expiration of this lease (unless the lease is terminated due to a material breach of this Agreement by the Lessee), the Lessee shall have a right to purchase the grapes grown on the Leased Property. The rights of the Lessee to purchase the grapes shall be governed by the following provisions.

     a. Right of First Refusal to Purchase Grapes. If the Lessor receives an offer to purchase some or all of the grapes grown on the Leased Property which the Lessor wishes to accept, or the Lessor wishes to offer to sell the grapes to a third party, the Lessee shall have the right to purchase those grapes at the same price and under the same terms (including but not limited to the duration of the proposed contract) as contained in that offer. The Lessor shall provide the Lessee with written notice of any offer that he wishes to accept, which offer shall include the principal terms thereof. If the Lessee provides written notice that it wishes to purchase the grapes being offered, the Lessee shall provide notice of acceptance within 10 days of the date the Lessee received the notice from the Lessor. If the Lessee provides timely notice of acceptance, the purchase and sale shall then take place in accordance with that proposal. If the Lessee does not provide timely notice of acceptance, the Lessor may sell the grapes in accordance with the offer from the third party. Any change in an offer which makes the terms more favorable to the third party shall be deemed a new offer for the purposes of this Section
22.a which must be then offered to the Lessee.

     b. Purchase From User. If the Lessor does not intend to sell the grapes to a third party but instead intends to retain the grapes for the Lessor's own use, or indicates that the Lessor wishes to sell the grapes to the Lessee, the Lessor shall provide the Lessee with prompt notice of its intention to retain the grapes or sell the grapes to the Lessee. The Lessee and Lessor shall then promptly negotiate the price and other terms governing the purchase of the grapes in good faith. If the parties do not reach an agreement on the price of the grapes within 30 days of the date the Lessor notifies the Lessee of the Lessor's intention to retain the grapes, either party may refer the issue of determining the price and other terms governing the purchase of the grapes to binding arbitration. The arbitration will be conducted in Woodland, California under the rules of the American Arbitration Association unless the parties otherwise agree. The arbitrator shall set the price and other terms of the under which the Lessor must sell the grapes to the Lessee in view of the quality of the grapes being sold, prevailing prices for grapes grown in the region, the practices in the industry and such other factors which the arbitrator deems relevant in arriving at terms which are fair and reasonable to the parties. After the arbitrator renders his decision, the Lessee shall have the option of purchasing the grapes at the price and under the terms specified by the arbitrator or not proceeding with the purchase. If the Lessee does not purchase the grapes, the Lessor may proceed to use the grapes for its own purposes as stated in its initial notice to the Lessee. If the Lessor subsequently determines that it will sell some or all of the grapes to a third party, the Lessee shall have a right of first refusal to purchase those grapes pursuant to
Section 22.a.

23. Defaults, Termination, Repossession and Reletting. If any Event of Default, as defined below, shall have occurred and be continuing, the Lessor, whether or not the term of this lease shall have expired, may enter upon and repossess the Leased Property or any part thereof by summary proceeding, ejection or otherwise, and may remove the Lessee and all other persons and any and all property therefrom. The Lessor shall be under no liability for or by reason of any entry, repossession or removal. At any time or from time to time after the repossession of the Leased Property or any part thereof, whether or not the Lease term shall have been terminated pursuant to this Section 23, Lessor may (but shall be under no obligation to) re-lease the Leased Property or any part thereof for the account of the Lessee, in the name of the Lessee or the Lessor or otherwise, without notice to the Lessee, for the term or terms and on the conditions and for the uses as the Lessor in its uncontrolled discretion, may determine and may collect and receive the rents therefor. The Lessor shall not be responsible or liable for any failure to re-lease the Leased Property or any part thereof or for any failure to collect any rent due upon any re-leasing. The Lessee shall reimburse the Lessor for all costs and expenses incurred by or on behalf of the Lessor (including, without limitation, reasonable attorneys' fees and expenses) occasioned by any default by the Lessee under this lease. The following events ("Events of Default") constitute a default under this lease:

     a. Failure to Pay Rent. The Lessee fails to pay any rent when and as same becomes due and payable, and such default is not cured within 10 days after the Lessor delivers notice of nonpayment to the Lessee;

     b.   Failure to Comply with Other Terms of this Agreement.
The Lessee fails to perform or comply with any of the other terms hereof, and the failure continues for more than 15 days after notice thereof from the Lessor and the Lessee has not within that period commenced with due diligence and dispatch the curing of the default and thereafter pursues such cure to completion;

     c.  Insolvency.  The Lessee:

          i. makes a general assignment for the benefit of creditors;

          ii. admits in writing the inability to pay debts as they become due;

          iii.  files a petition in bankruptcy;

          iv.  is adjudicated a bankrupt or insolvent;

          v. files a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation;

          vi. files an answer admitting, or fails seasonably to contest, the material allegations of a petition filed against the Lessee in any bankruptcy or insolvency proceedings;

          vii. seeks, consents to, or acquiesces in the appointment of any trustee, receiver or liquidator of the Lessee or any material part of its properties; or

          viii. elects to dissolve, wind-up its business and liquidate its assets.

     d. Proceedings against Lessee. Within 60 days after the commencement of any proceeding against the Lessee seeking any reorganization, arrangement, composition, readjustment, dissolution or liquidation of the Lessee, or any similar relief under any present or future statute, law or regulation, the proceeding has not been dismissed; or within 60 after the appointment, without the consent or acquiescence of the Lessee, or any trustee, receiver, or liquidator of Lessee or of any material part of its properties, the appointment has not been vacated.

24. Effect of Termination of Lease Upon Default of Lessee. If the Lessor terminates the lease due to a default by the Lessee, the Lessee shall continue to be liable for all rents and other sums required to be paid by Lessee up to the time of the expiration, termination or repossession; and thereafter the Lessee (until the end of what would have been the full term of this Lease in the absence of the expiration, termination or repossession and whether or not the Leased Property or any part thereof shall have been re-lease) shall be liable to the Lessor for and shall pay to the Lessor as liquidated and agreed current damages for the Lessee's default the following amount:

               a. all rent and other sums which would be payable under this lease by the Lessee in the absence of the expiration, termination or repossession; LESS

               b. all net rents collected by the Lessor from any re-leasing after the termination of the lease but before the scheduled expiration of the term of this lease, after deducting from the proceeds all of Lessor's expenses in connection with the re-leasing (including, without limitation, all repossession costs, brokerage commissions, legal and accounting expenses, attorney's fees and expenses, employees' expenses, promotional expenses, and expenses of preparation for the re-leasing) or, if the Lessor does not re-lease the Leased Property, the price the Lessor receives from the sale of the grapes grown on the Leased
          Property after the termination of the lease but prior to the expiration of the lease, after deducting from the proceeds all costs incurred in the growing, harvesting and sale of those grapes.

     The Lessee shall pay current damages annually on the rent payment dates applicable in the absence of the expiration, termination or repossession; and Lessor shall be entitled to recover the same from Lessee on each applicable date.

25. Performance on Behalf of Lessee. If the Lessee shall fail to make any payment or perform any act required hereunder to be made or performed by Lessee, then the Lessor may, but shall be under no obligation to, after notice to Lessee as may be reasonable under the circumstances, make a payment or perform an act with the same effect as if made or performed by Lessee. Entry by the Lessor upon the Leased Property for the above purpose shall not waive or release the Lessee from any obligation or default hereunder. Lessee shall reimburse the Lessor, with interest at the rate specified in Exhibit B, for all sums so paid by the Lessor and all costs and expenses incurred by the Lessor in connection with the performance of any act which the Lessee fails to perform as required by this lease.

26. Remedies. Each right, power and remedy of the Lessor provided in this Agreement, or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this lease, or now or hereafter existing at law or in equity or by statute; and the exercise or beginning of the exercise by Lessor of any one or more of the rights, powers, or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other rights, powers or remedies.

27. Effect of Termination or Expiration of Lease. Upon the termination or expiration of the lease, the rights of the Lessee to enter and use the Leased Property and the obligations of the Lessee to repair and maintain the Leased Property as provided in this Agreement shall terminate. Unless the lease is terminated due to the occurrence of an Event of Default, all obligations of the Lessee to pay rent on the Leased Property for any period after the expiration or termination of the lease shall cease. The foregoing notwithstanding, all monetary obligations which were incurred prior to the termination or expiration of the lease, and all liabilities of the parties for actions or omissions prior to the termination or expiration of the lease, shall survive the lease's expiration or termination. All other rights and obligations of the parties under this Agreement shall survive the termination or expiration of the lease.

28. Waiver. No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a default thereof, and no submission by Lessee or acceptance by Lessor of full or partial rent during the continuance of any default, shall constitute a waiver of any default or any term. No waiver of any default shall affect or alter this lease which shall continue in full force and effect or affect the respective rights of the Lessor or the Lessee with respect to any other then-existing or subsequent default.

29. Notices. Any notices provided for herein shall be in writing and delivered personally, sent via recognized overnight courier (such as Federal Express, Airborne Express, UPS Overnight or Express Mail) or sent via first class mail. Notices may also be delivered via facsimile, provided that prompt confirmation of that notice is delivered to the recipient by the means described in the previous sentence. Notices shall be sent to the addresses and facsimile numbers set forth below the signatures of the parties to this Agreement or to such other address and numbers as the party to whom the notices are to be sent informs the other in writing.

30. Provisions Subject to Applicable Law/Severability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law and are intended to be limited to the extent necessary so that they will not render this lease invalid or unenforceable. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby. This Agreement shall be governed by and construed according to the laws of the state of California.

31. Conveyance by Lessor. In case the original or any successor Lessor shall convey or otherwise dispose of its interest in the Leased Property, it shall thereupon be released from all liabilities and obligations of Lessor under this lease; and the liabilities and obligations shall be binding solely on the then Lessor of the Leased Property.

32.  Hazardous Materials.

     a.  Use of Hazardous Materials and Indemnification.

          i. The Lessee covenants that it shall not cause or permit any Hazardous Material to be generated, stored, used, treated, handled, processed, transferred, transported or disposed of or otherwise released on the Leased Property by the Lessee, its agents, employees, or contractors without the prior written consent of the Lessor. In no event shall Lessee allow or otherwise authorize discharge or release of any Hazardous Materials to any sewer, storm water system, stream, or other unauthorized point, on the Leased Property.

          ii. If the Lessee breaches the obligations stated in the previous paragraph, or if contamination of the Leased Property by Hazardous Material occurs as a result of the action or inaction of the Lessee, its agents, employees, or contractors, then the Lessee shall indemnify, defend, and hold the Lessor and his assignees harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, damages and expenses suffered or incurred by the Lessor, as the owner of the Leased Property, by virtue of any assertion of Federal or State lien or claim brought or filed against the Lessor or his assignees or the Leased Property, diminution in value of the Leased Property, damage arising from any adverse impact on marketing of the Leased
Property, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term of this lease as a result of the contamination.

          iii. The indemnification of the Lessor and his assignees by the Lessee, includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up or remediation work required by any federal, state or local governmental agency because of Hazardous Material(s) present in the soil or groundwater on or under the Leased Property. In the event of any contamination of the Leased Property or release or disposal of any quantity of Hazardous Material(s) on the Leased Property, Lessee shall promptly notify the Lessor, shall comply with all applicable laws, and shall promptly take all actions, in accordance with the provisions of all applicable environmental laws, at its sole expense, as are necessary to return the Leased Property to the condition existing prior to the presence of any Hazardous Material(s) on the Leased Property. The Lessee shall receive certification from the appropriate state environmental agency that the Leased Property, and any other affected property, has been cleaned up to the satisfaction of the agency.

          iv. The Lessee shall be unconditionally and absolutely liable for all losses and damages sustained by the Lessor and his assignees as a result of any breach of, or the failure by the Lessee to perform under, any environmental representation, warranty, covenant, obligation and indemnification provided in this Agreement. The Lessee shall pay any costs, expenses, claims, damages and attorney's fees due under this Section 32 regardless of whether the amounts occur pre-petition or post-petition after the filing for any bankruptcy or reorganization relief under state or federal laws.

     b.  Hazardous Materials Definition.  As used herein,
"Hazardous Materials" means:

          i. any hazardous or toxic substance, material or waste, including, but not limited to, any substance, product, or other material of any nature whatsoever which is or becomes listed, regulated or addressed pursuant to the Comprehensive
Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601, et seq. ("CERCLA"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); the Toxic Substances Control Act, 15 U.S.C. Sections
2601 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., all as amended; or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect; and

          ii. any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance, equitable indemnity, or strict liability or under any reported decisions of a state or federal court.

     c. Disclosure. At the commencement of this lease and annually thereafter, the Lessee covenants to disclose to the Lessor the names and amounts of all Hazardous Materials, or any combination thereof, which are or will be generated, stored, used or disposed of on the Leased Property. The Lessee shall promptly provide the Lessor with all notices and other communications received from any federal, state, and local department and/or agency which enforces and administers environmental laws.

     d. Inspection. The Lessor and his agents and assignees shall have the right, but not the duty, to inspect the Leased Property at any time to determine whether the Lessee is complying with the terms of this Section 32. If the Lessor or his agents or assignees reasonably determine that the Lessee is not in compliance with this Section 32, the Lessor and his agents and assignees may immediately enter the Leased Property to remedy, at the Lessee's sole expense, any contamination of Hazardous Material(s) caused by the Lessee's failure to comply with applicable laws and to take any and all other actions as are necessary to cure the failure of compliance, notwithstanding any other provision of this Agreement. The Lessee shall promptly reimburse the Lessor or his assignees for any amounts paid by them together with interest thereon at the maximum rate allowed by applicable state law from the date of the payment. Entry by the Lessor or his assignees upon the Leased Property for the above purpose shall not waive or release the Lessee from any obligations or default hereunder.

33. Time is of the Essence. Time is of the essence in the performance by the Lessee of the agreements and obligations as provided by this Agreement.

34. End of Lease Term. Upon expiration or other termination of the terms of the lease, Lessee shall immediately quit and surrender to the Lessor the Leased Property (including but not limited to all vineyards and all improvements) in good order and condition, ordinary wear and tear excepted, and shall remove all of the Lessee's equipment.
The Lessee shall restore any damage to the Leased Property caused by the removal of the Lessee's equipment. No holding over shall be permitted without the Lessor's prior written consent. If the Lessee should remain in possession of the Leased Property after the expiration or earlier termination of the lease such possession by the Lessee shall be deemed to be a month to month tenancy terminable on thirty (30) days notice given at any time by either party with rent during such tenancy to be One Hundred Fifty Percent (150%) of the rental payable during the initial term of the lease prorated to be paid on a monthly basis.

35. Payments Are Rent. All sums of money or charges required to be paid by the Lessee under this Agreement shall be deemed rental for the Leased Property and may be designated as such in any statutory notice to pay rent or quit the Leased Property.

36. Attorneys' Fees. If any action is commenced to enforce or construe this Agreement, the party who substantially prevails shall be entitled to recover the costs that party incurred in prosecuting or defending that action, including but not limited to reasonable attorneys' fees, in addition to any other relief to which that party is entitled.

37. Miscellaneous. This Agreement, including the all attachments, exhibits and agreements referred to herein, constitutes the complete and entire agreement of the parties with respect to the subject matter described in this Agreement, and supersedes all prior or contemporaneous agreements, whether oral or written, with respect to that subject matter. This Agreement may be amended, waived, discharged or terminated only by an instrument in writing, signed by both parties. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

THE LESSOR

//s//David L. Gemmer
________________________________
David L. Gemmer

//s//Shirley A. Gemmer
________________________________
Shirley A. Gemmer

Address:

2441 Alamo Glen Drive
Alamo, CA 94507
(fax) (925) 933-6165

THE LESSEE


R.H. PHILLIPS, INC.


By://s//Mike Motroni
   _____________________________

Title: Chief Financial Officer
   _____________________________

Address:

26836 County Road 12A
Esparto, CA 95627
(fax) (530) 662-2880
Attention: Chief Financial Officer

                                EXHIBIT A

                    LEGAL DESCRIPTION OF MAST PROPERTY

     The South one-half (South 1/2) of Section 34, and the
Southwest Quarter (Southwest 1/4) of Section 35, Township 11
North, Range 1 West, M.D.B & M., lying Westerly of the West boundary line of State Highway 505.

     Excepting therefrom all that real property described in deed executed by Vernon A. Mast, et al., to the State of California, dated June 29, 1954, and recorded November 30, 1954, in Book 439 of
Official Records, at page 45, and recorded December 6, 1971 in
Book 999 of Official Records, page 482.

APN: 54-220-07, 54-220-08 54-220-10

                       DESCRIPTION OF LEASED PROPERTY

     The Leased Property shall consist of 115 acres located on the east side of the Mast Property.

                              EXHIBIT B

                         RENT CALCULATIONS


1. Calculation of Rent. The annual rent for the Leased Property shall equal 11.2% of the "Base Amount", which is determined in the manner described below. The Base Amount shall equal:

      (a) the pro-rata portion of the Lessor's purchase price for the Leased Property; plus

          (b) Vineyard Development Costs paid by the Lessor to the Lessee, less the price the Lessee pays to the Lessor for grapes harvested on the Leased Property during the Development Period; plus

           (c) interest accruing at a rate of 11.2% per annum on the unpaid pro-rata portion of the purchase price for the Leased Property and the Vineyard Development Costs through January 1, 2002, with such interest compounding annually on each anniversary date of this Agreement in 2000 and 2001 and on December 31, 2001.

For the purposes of these calculations:

          (a) The pro-rata portion of the Lessor's purchase price for the Leased Property shall be the total price the Lessor paid to purchase the Mast Property (including but not limited to title, escrow and other closing costs) multiplied by a fraction, the numerator of which is the total acreage represented by the Leased Property and the denominator of which is the total acreage represented by the Mast
     Property, including the Leased Property. Solely for the purpose of determining the rental payments, the portion of the purchase price attributable to vineyard developments on the Mast Property as of the date the Lessor purchased that property shall not be taken into account in determining the pro-rata portion of the purchase price; instead the cost of those improvements shall be considered Vineyard
     Development Costs.

          (b) "Vineyard Development Costs" shall have the same meaning as is set forth in the Agreement.

          (c) Interest shall accrue on each of the payments described above beginning on the date that the Lessor makes a payment of those amounts. For example, if the Lessor makes a Vineyard Development Cost payment on January
     1, 2000, interest will accrue on that payment beginning as of that date.

2. Quarterly Rental Payments. The amount of each quarterly rent payment shall be determined by dividing the annual rent by four.

3. Adjustment for Later Vineyard Improvements. If the Lessee makes additional improvements to the vineyards on the Leased Property which constitute Vineyard Development and Improvements as defined in the Agreement, the Base Amount will be increased by the amount the Lessor has paid the Lessee for these improvements. The rental payments will be increased accordingly, beginning during the quarter in which the Lessor paid for such improvements.

4.  Reduction in Rental Payments   Water Use from Delivery
Systems.

     (a) If, in any year during the term of the lease, the Lessor uses water from Water Delivery Systems that the Lessee installed and whose cost is included in the Base Amount, the rent for the following year shall be reduced as set forth below.

     (b) The amount of the reduction shall be determined by reducing the Base Amount during that year by an amount equal to:

          (i) The total Vineyard Development Costs represented by the Water Delivery Systems multiplied by;

          (ii) a fraction, the numerator of which is the total amount of water the Lessor uses during any year (but excluding any use of water on the Leased Property) and the denominator of which is the total amount of water used on the Mast Property as a whole during that year using the Water Delivery Systems, including the Leased Property.

     (c) The calculation of the reduction of the Base Amount shall be made annually, based on the total water usage during each year. The reduction shall enter into effect beginning with the payment on January 1 of the year following that for which the calculation has been made. If the Lessor uses water from the Water Delivery Systems during the last year of the lease, the Lessor shall refund to the Lessee an amount equal to the reduction in the Base Amount which would have otherwise been attributable to that year by operation of this Section 4.

     (d) In addition to the adjustments described above, if the Lessor uses water from Water Delivery Systems which the Lessee installed at the Lessee's expense as provided in Section 7.c of the Agreement, the Base Amount shall be immediately reduced by 61.4% of the total costs the Lessee incurred in installing that Water Delivery System.

              REAL ESTATE PURCHASE AGREEMENT

     This Real Estate Purchase Agreement, dated September 29,
1999, is entered into by and between R.H. Phillips, Inc. (the "Seller") and David L. Gemmer and Shirley A. Gemmer, husband and wife
(jointly and severally the "Purchaser"), with respect to the following facts.

          The Seller is the owner of certain improved real property located on in the County of Yolo, State of California and which is more particularly described in Exhibit A to this Agreement (the "Property") on which the Seller is in the process of installing vineyards and making capital improvements. The
     Purchaser wishes to purchase the Property, including the improvements, and the Seller wishes to sell the Property to the Purchaser, subject to the terms and conditions set forth below.

IN VIEW OF THE FOREGOING FACTS, the parties agree as follows:

38. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall buy from the Seller, all right, title and interest of the Seller in and to the Property upon the payment by the Purchaser to the Seller of $989,310. For the purposes of this Agreement, the consummation of the conveyance of the Property to the Purchaser, the payment of the Purchaser Price to the Seller and the completion of the other transactions described in this Agreement shall be called the "Closing."

39. Creation of Escrow. The parties have created an escrow for the purposes of consummating the purchase and sale of the Property with Fidelity National Title of Woodland, California (the "Escrow Holder"). The parties agree to execute and deliver to the Escrow Holder such additional agreements, instructions and documents which the Escrow Holder shall reasonably request as a condition to establishing the escrow and allowing the Escrow Holder to perform its duties hereunder.

40. Deposit. The Purchaser has deposited with the Escrow Holder $5,000 in cash as a good faith deposit (the "Deposit"). If the Closing does not take place on or prior to the Closing Date (as specified in Section 11), other than due to the breach of this Agreement by the Purchaser or due to the failure of the condition specified in this Agreement, the Deposit (plus any interest thereon) shall be returned to the Purchaser less any charges assessed by the Escrow Holder for the performance of its services.

41. Condition of Title -- Inspection. The Seller shall convey full title to the Property, fee and clear of all liens, encumbrances and other rights of others, other than: (i) liens and encumbrances set forth in the policy of title insurance issued set forth in the attached CLTA Title Insurance Report, attached to this Agreement as Exhibit B-1, and those exceptions not appearing in the Title Report which are listed in Exhibit B-2 (the "Permitted Exceptions").

42. Title Insurance. At the Closing and as a condition to the Purchaser's obligation to purchase the Property, the Escrow Holder shall commit to issue a CLTA Owner's Policy of Title Insurance, with liability in the amount of the Purchase Price, showing title to the Property vested in the Purchaser upon the Closing, subject only to the Permitted Exceptions (the "Title Insurance Policy").

43. Condition of Property. The Purchaser has carefully and thoroughly inspected the property, and conducted drilling and testing for water and the presence of toxic substances on the Property, and is thoroughly familiar with the Property. In view of these facts, the Purchaser represents that the Purchaser is acquiring the Property "AS IS", with all faults and defects, whether latent or patent, and without any warranty whatsoever except as set forth in Section 5 above.
Without limiting the foregoing, the Seller disclaims any warranty whatsoever as to:

     a. The quality, condition, engineering or design of any systems or improvements, natural or artificial, for the conveyance and control of irrigation and flood waters to and from the Property, including any ditches, wells, canals, levees, or pumps included in such systems whether on or off the Property;

     b. the availability, quantity or quality of water on or to the Property and the cost thereof;

     c. the suitability of the Property, including without limitation soils and other natural conditions for any cultivation, development, sale, lease or other use contemplated by the Purchaser;

     d. the existence, sufficiency and legal status of all rights of way, easements, licenses and other appurtenances necessary or desirable for the Purchaser's intended use of the Property;

     e. the existence of any solid waste, toxic, hazardous or potential nuisance causing substance, on the Property, in the soil, ground water or on any neighboring Property; or

     f. the status and nature of any laws, regulations or permits pertaining to the Property or the Purchaser's intended use of the Property and the Property's compliance therewith.

     The Purchaser acknowledges that the Purchaser has been represented by legal counsel who explained the consequences of this Section at the time the Purchaser signed this Agreement. The
Purchaser acknowledges that the disclaimers of warranties are "conspicuous" for the purposes of any applicable law, rule, regulation or order. The Purchaser further agrees to release the Seller and its officers, directors, shareholders and agents from any and all claims or liabilities relating to in any manner connected with the foregoing conditions or risks regarding the Property.

44.    Indemnification   Hazardous Substances.  As a term and
condition to the purchase of the Property and as a part of the consideration therefor, the Purchaser hereby agrees to indemnify, defend and hold the Seller harmless for all costs, claims, judgments, damages, penalties, fines, liabilities or losses of any kind whatsoever which the Seller may incur as a result of the presence of any solid waste, toxic, hazardous or nuisance-causing materials on the Property or in the soil or groundwater under the Property. The foregoing notwithstanding, the Purchaser shall not be obligated to indemnify and hold the Seller harmless if, and to the extent that, the substances described in this Section were placed on the Property by the Seller, whether intentionally accidentally.

45. Brokers. Each party represents to the other that they or it have not or has not retained the services of a real estate broker, agent or finder in connection with the purchase and sale of the Property. If either party has retained a broker, agent or finder to whom a commission or finder's fee is owing, the party through whom such broker, agent or finder makes such claim shall be responsible for the payment in full of that commission or fee and shall indemnify and hold the other party and the Property harmless from all costs, claims, liabilities and damages incurred by the other party as a result of that claim.

46. Representations and Warranties of Seller. The Seller represents and warrants to the Purchaser as follows:

     a. The Seller has the power and authority to sell, convey and transfer the Property to the Purchaser in accordance with this Agreement.

     b. The Seller's execution and full performance of this Agreement will not violate any agreement, option, covenant, condition, obligation or undertaking of the Seller nor will it violate any law or order of any court or administrative body.

     c.      The Seller is not a "foreign person" as defined in
Section 1445(f) of the Internal Revenue Code of 1986 or any successor provision of federal income taxation law currently in effect.

47. Representations of Purchaser. The Purchaser represents and warrants to the Seller as follows:

     a. The Purchaser has the power and authority to purchase the Property in accordance with this Agreement.

     b. The Purchaser's execution and full performance of this Agreement will not violate any agreement, option, covenant, condition, obligation or undertaking of the Purchaser, nor will it violate any law or order of any court or administrative body.

     c. The Purchaser has made his own independent inspection and evaluation of the Property and has not relied on any statement or representations of the Seller except for those set forth herein.

48. Conditions to Closing. The parties acknowledge that they are entering into this Agreement as a part of a transaction pursuant to which the Purchaser will lease back to the Seller a portion of the Property for the continued development of and operation of vineyards. As a condition to the Closing, the parties shall execute and deliver to each other the Vineyard Development and Lease
Agreement in a form attached to this Agreement as Exhibit C, a Right of First Refusal Agreement in the form attached as Exhibit D and a Water Sharing Agreement in a form attached as Exhibit E to this Agreement. In addition, the parties agree that the Closing shall be conditioned upon the execution and delivery to the Seller by Jack and Charlotte Mast an Easement Agreement, in the form attached hereto as Exhibit F.

49. Closing Date. Unless the parties specify a different time and date for the Closing to occur, the Closing shall take place on September 29, 1999 at 9:00 a.m. at the office of the Escrow Holder or, if that day falls on a weekend or a holiday, on the next business day thereafter (the "Closing Date").

50. Deposits into Escrow. The parties shall deposit the following with the Escrow Agent prior to the Closing Date:

     a.    The Seller shall deposit the following into escrow:

          i. a grant deed conveying all of right, title and interest in the Property to the Purchaser (the "Grant Deed");

          ii.  an Affidavit of Non-Foreign Status; and

          iii.  executed memoranda of the Vineyard
Development and Lease Agreement, Right of First Refusal
Agreement and Water Sharing Agreement.

     b.   The Purchaser shall deposit the following into escrow:

          i. In addition to the Deposit described in Section 3, the Purchaser shall deposit the balance of the Purchase Price in immediately available funds, plus an additional amount equal to the Closing Costs as defined below; and

          ii.  executed memoranda of the Vineyard
Development and Lease Agreement, the Right of First Refusal
Agreement and the Water Sharing Agreement.

51. Closing Costs. The Purchaser shall be responsible for the payment of recordation and filing fees, transfer taxes, fees and charges of the Escrow Holder and all premiums on the Title
Insurance Policy (the "Closing Costs"). The Purchaser agrees to pay the attorneys' fees of the Seller incurred in connection with the conveyance of the Property under this Agreement.

52. Procedure for Closing. On the Closing Date, on the condition that all of the deposits have been made and all of the other conditions to Closing have been satisfied, the Escrow Holder shall:

     a.    Record the Grant Deed in the Official Records of Yolo
County and, following the recordation of the Grant Deed, deliver the recorded Grant Deed to the Purchaser;

     b. Record the memoranda of the Vineyard Development and Lease Agreement, the Right of First Refusal Agreement and the Water Sharing Agreement in the Official Records of Yolo County, and following such recordation, deliver the recorded memoranda to the Seller;

     c. Deliver the Affidavit of Non-Foreign Status to the Purchaser;

     d.    Issue the Title Insurance Policy to the Purchaser; and

     e.    After payment of the Closing Costs, pay the Purchase
Price to the Seller in accordance with the instructions given by the Seller to the Escrow Holder.

53. Assignment of Rights. Effective as of the Closing, the Seller shall assign all of its rights and liabilities under an Agreement for the Purchase and Sale of Real Property, dated July 19, 1999, between the Seller and Calvin Cowles Mast, Jack D. Mast, Jean Marie Kelly,
Michaell Dewitt Kelly and David Howard Kelly, pursuant to which the Seller acquired the Property. The Purchaser shall accept the assignment and shall assume the liabilities of the Seller under that agreement as of the Closing.

54. Notices. All notices under this Agreement shall be in writing and delivered personally, by nationally recognized overnight courier service (delivery charges paid by sender) or by first class mail, postage prepaid. Notices may also be sent via facsimile, provided that written confirmation of that notice is sent via any of the methods described in the previous sentence. Notices shall be sent to the addresses or facsimile numbers set forth below or to such other addresses or facsimile numbers as the party to whom the notice is addressed designates:

If to the Purchaser:

David L. Gemmer
2441 Alamo Glen Drive
Alamo, CA 94507
(fax) (925) 933-6165

If to the Seller:

R.H. Phillips, Inc.
26836 County Road 12A
Esparto, California 95627
Attention: Chief Financial
Officer
(fax) (530) 662-2880

55. Attorneys' Fees. If any action is commenced to enforce or construe this Agreement, the party who substantially prevails shall be entitled to recover the costs that party incurred in prosecuting or defending that action, including but not limited to reasonable attorneys' fees, in addition to any other relief to which that party is entitled.

56. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding its conflicts of laws principles. This Agreement, together with all attachments and exhibits hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, whether oral or written, of the parties pertaining to that subject matter. This Agreement may not be amended except in the
form of a writing signed by both parties to this Agreement.   No right
of either party under this Agreement shall be waived unless that waiver is in a written document signed by the party who has waived that right. No waiver of any right in any specific instance will be deemed a waiver of that right in any subsequent instance or any other right. This Agreement may be executed in one or more counterparts, which together shall constitute one original.

57. Time of Essence. Time is of the essence in the performance of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


THE PURCHASER

//s//David L. Gemmer
_____________________________
David L. Gemmer

//s//Shirley A. Gemmer
_____________________________
Shirley A. Gemmer

THE SELLER

R.H. PHILLIPS, INC.



By://s//Mike Motroni
_______________________________

Title: Chief Financial Officer
_____________________________

                                   EXHIBIT A

                     LEGAL DESCRIPTION OF PROPERTY

     The South one-half (South 1/2) of Section 34, and the
Southwest Quarter (Southwest 1/4) of Section 35, Township 11
North, Range 1 West, M.D.B & M., lying Westerly of the West boundary line of State Highway 505.

     Excepting therefrom all that real property described in deed executed by Vernon A. Mast, et al., to the State of California, dated June 29, 1954, and recorded November 30, 1954, in Book 439 of Official Records, at page 45, and recorded
December 6, 1971 in Book 999 of Official Records, page 482.

APN: 54-220-07, 54-220-08 54-220-10

                      RIGHT OF FIRST REFUSAL AGREEMENT


     THIS AGREEMENT, dated September 29, 1999, is entered into by and between David L. Gemmer and Shirley A. Gemmer, husband and wife, ( the "Gemmers") and R.H. Phillips, Inc., a California corporation, ("RHP") with respect to the following facts:

          The Gemmers and RHP are parties to a real estate transaction pursuant to which RHP sold to the Gemmers certain real property located in the County of Yolo, State of California (the "Mast Property") and the Gemmers leased back to RHP a portion of that property (the "Leased Property"). Specific descriptions of the Mast Property and Leased
     Property are set forth in Exhibit A to this Agreement.
     In connection with that transaction, RHP is to receive a right of first refusal to repurchase the Mast
     Property in the event the Gemmers wish to sell it and to have a right to re-lease the Leased Property in the event that the Gemmers wishes to lease that property to a third party after the term of the lease expires.

IN VIEW OF THE FOREGOING FACTS, and in exchange for the mutual covenants and agreements set forth herein and other good and valuable consideration, the parties hereby agree as follows:

58. Right of First Refusal. The Gemmers hereby grant to RHP, and RHP hereby accepts, the right to purchase the Mast Property and a right to re-lease from the Gemmers the Leased Property (hereafter defined as the "Right of First Refusal") under the circumstances set forth below:

     a. Offer to Sell. If the Gemmers receive a bona fide good faith offer from any person pursuant to which Gemmer proposes to sell, assign or transfer all or a portion of the Mast Property or any of the Gemmers' interest therein, which offer Gemmers intend to accept
(the "Purchase Offer"), Gemmers shall first offer to sell, assign or transfer the Mast Property (or that portion thereof or interest therein specified in the Purchase Offer) to RHP under the same terms and conditions as contained in the Purchase Offer, in accordance with the procedures set forth in Section 2.

     b. Offer to Lease. If prior to or upon the expiration of the term of the lease for the Leased Property, the Gemmers receive a bona fide good faith offer from any person to lease the Leased Property or any portion thereof from the Gemmers, which the Gemmers intends to accept (the "Lease Offer"), the Gemmers shall first offer to lease the Leased Property (or that portion thereof specified in the Lease Offer), to RHP under the same terms and conditions as contained in the Lease Offer.

59. Procedures. The Right of First Refusal shall be exercised in accordance with the following procedures:

     a. Notices. If the Gemmers wish to accept a Purchase Offer or Lease Offer, the Gemmers shall deliver a notice to RHP setting forth the material terms and conditions of that offer as well as any agreements or letters of intent stating the terms and conditions of that offer (the "Offer Notice"). If RHP wishes to purchase or lease the Mast Property or Leased Property (as the case may be) under the terms set forth in the Offer Notice, RHP shall deliver a notice of acceptance of that offer (an "Acceptance Notice") to the Gemmers no later than 15 days after the date the Offer Notice was delivered to RHP.

     b. Date and Manner of Purchase. If RHP delivers an Acceptance Notice to the Gemmers, the purchase of the Mast
Property or the commencement of the new lease shall then take place in accordance with terms and conditions set forth in the Offer Notice. The closing of the purchase and sale of the Mast Property, or the commencement of the new lease, shall take place at such date and time as the parties mutually agree or, if the parties do not agree upon a date or time, upon the later of: (i) thirty days following the date the Acceptance Notice was delivered to the Gemmers; or (ii) the date for the closing of the transaction contained in the Offer Notice.

     c. Failure to Accept Offer, New Offer. If RHP chooses not to purchase the Mast Property or lease the Leased Property in accordance with the Offer Notice, or does not deliver an Acceptance Notice in a timely manner to the Gemmers, the Gemmers may proceed with the sale or lease to the person who made the Purchase
Offer or Lease Offer in accordance with that offer. If the terms and conditions under which the Gemmers intend to sell or lease the Mast Property or Leased Property change in any manner which are more favorable to the proposed purchaser or lessee, or if the identity of the person proposing to purchase or lease that property changes, that change will be deemed to be a new offer. If Gemmer wishes to accept that new offer, the Gemmers must again offer to sell or lease that property to RHP under that new offer in the manner described in this Section 2.

60. Effect of Failure to Exercise. The sale, assignment or transfer of the Mast Property or any portion thereof by Gemmer shall not cause a termination of the Right of First Refusal. If the Gemmers sell, assign or transfer the Mast Property, the Gemmers shall require the purchaser to agree to assume all of the Gemmers' obligations under this Agreement, regardless of the fact that RHP may not have exercised its rights to purchase the Property in connection with that sale. The Right of First Refusal shall be deemed a covenant which runs with the Mast Property and any purchaser of the Mast Property shall have the rights of and be subject to the obligations of the Gemmers under this Agreement.

61. Duration. The Right of First Refusal shall remain in full force and effect for the following period:

     a. Duration of Right to Purchase Option. Subject to earlier termination pursuant to Section 5 of this Agreement, the Right of First Refusal shall remain in effect with respect to all offers to purchase the Mast Property made to the Gemmers by any person on or prior to December 31, 2011, after which date the Right of First Refusal shall expire.

     b. Duration of Right to Lease. The Right of First Refusal shall apply with respect to any offer to lease the Leased Property made on or prior December 31, 2011; provided, however, that the Right of First Refusal shall expire immediately if: (i) any such lease is to enter into effect after December 31, 2011; (ii) RHP does not submit an Acceptance Notice with respect to that offer within the time specified in Section 2; and (iii) the Gemmers and the new lessee enter into a lease agreement incorporating the terms of that offer and begin to perform their obligations under the terms thereof.

62. Termination of Right of First Refusal. The Right of First Refusal will terminate immediately regardless of whether the applicable periods described in Section 4 have expired if the agreement under which RHP leases the Leased Property is terminated due to the breach of that Agreement by RHP.

63. No Default. RHP may only exercise the Right of First Refusal if it is not in default of any material obligation under which RHP leases the Lease Agreement as of the date that RHP is required to deliver the Acceptance Notice to the Gemmers or as of the date that RHP is to purchase the Mast Property or re-lease the Leased Property.

64. Exercise at Discretion of R.H. Phillips. RHP shall have the sole and exclusive right to determine whether to exercise the Right of First Refusal. Nothing in this Agreement shall limit in any way the right of RHP to make the decision as to whether it will or will not exercise the Right of First Refusal in its sole discretion. However, if RHP does submit an Acceptance Notice to the Gemmers, RHP will be legally obligated to purchase or lease the Mast Property or Leased Property (as the case may be).

65. Recordation of Memorandum of Agreement. Upon the execution of this Agreement, the parties shall execute, acknowledge and cause to be recorded in the Official Records of Yolo County a Memorandum of Agreement, substantially in the form of Exhibit B to this Agreement, sufficient to give notice of the Right of First Refusal, the term of the Right of First Refusal and the rights of RHP hereunder. Upon expiration or termination of the Right of First Refusal, RHP shall execute, acknowledge and deliver to the Gemmers, no later than three days after the termination or expiration of the Right of First Refusal, a quitclaim deed or other reasonable documentation in recordable form to verify the termination or expiration of the Right of First Refusal.

66. Notices. All notices under this Agreement shall be in writing and delivered personally, by nationally recognized overnight courier service (delivery charges paid by sender) or by first class mail, postage prepaid, to the following addresses:

If to the Gemmers:

David L. Gemmer
2441 Alamo Drive
Alamo, CA 94507
Fax: (925) 933-6165

If to RHP

R.H. Phillips, Inc.
26836 County Road 12A
Esparto, California 95627
Attention: Chief Financial
Officer
Fax: (530) 662-2880

     For the purposes of this Agreement, notices will be deemed delivered upon receipt if delivered personally, on the next business day following deposit with an overnight courier if delivered by overnight courier or on the third business day following deposit with the U.S. Postal Service if sent via first class mail. Notices may also be delivered via facsimile, provided that prompt confirmation of that notice is delivered to the recipient by the means described in the previous sentence. Notices shall be sent to the addresses and facsimile numbers set forth below the signatures of the parties to this Agreement or to such other address and numbers as the party to whom the notices are to be sent informs the other in writing.

67. Attorneys' Fees. If any action is commenced to enforce or construe this Agreement, the party who substantially prevails shall be entitled to recover the costs that party incurred in prosecuting or defending that action, including but not limited to reasonable attorneys' fees, in addition to any other relief to which that party is entitled.

68. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that state's conflicts of laws principles. This Agreement, together with the Vineyard Development and Lease Agreement, the Real Estate Purchase Agreement and all attachments and exhibits hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, whether oral or written, of the parties pertaining to that subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


DAVID L. AND SHIRLEY A. GEMMER

//s//David L. Gemmer
_____________________________
David L. Gemmer

Shirley A. Gemmer
_____________________________
Shirley A. Gemmer


R.H. PHILLIPS, INC.


By: //s//Mike Motroni
_______________________________

Title: Chief Financial Officer
_____________________________

                              EXHIBIT A

                 LEGAL DESCRIPTION OF MAST PROPERTY

     The South one-half (South 1/2) of Section 34, and the
Southwest Quarter (Southwest 1/4) of Section 35, Township 11
North, Range 1 West, M.D.B & M., lying Westerly of the West boundary line of State Highway 505.

     Excepting therefrom all that real property described in deed executed by Vernon A. Mast, et al., to the State of California, dated June 29, 1954, and recorded November 30, 1954, in Book 439 of Official Records, at page 45, and recorded
December 6, 1971 in Book 999 of Official Records, page 482.

APN: 54-220-07, 54-220-08 54-220-10

                 DESCRIPTION OF LEASED PROPERTY

     The Leased Property shall consist of 115 acres located on the east side of the Mast Property.


                         EXHIBIT B

                [FORM OF MEMORANDUM OF AGREEMENT]

                     WATER SHARING AGREEMENT


     THIS AGREEMENT, dated September 29, 1999, is entered into between David L. and Shirley A. Gemmer (the "Owners") and
R.H. Phillips, Inc. ("R.H. Phillips") with respect to the following facts:

          The Owners own certain real estate located in an unincorporated area of Yolo County, California, which is described in greater detail in Exhibit A to this Agreement (the "Property"). The Owners and
     R.H. Phillips have entered into a Vineyard
     Development and Lease Agreement (the "Lease
     Agreement") pursuant to which R.H. Phillips has agreed to develop, maintain and operate vineyards on a 115 acre portion of the Property. As a part of the development work on that portion of the Property, R.H. Phillips will install and operate a well and water delivery systems for the purpose of irrigating the vineyards.

          The Owners may wish to use water from the well and water delivery systems for agricultural purposes on the Property. R.H. Phillips and the Owners may also wish to use water supplied to the Property by the Yolo County Water District.

          The parties wish to set forth their agreement concerning the manner in which the water and the costs incurred in obtaining the water will be allocated between the parties as well as other matters pertaining to the sharing of and use of water on the premises.

IN VIEW OF THE FOREGOING FACTS, the parties agree as follows:

69. Agreement to Share Water. The Owners and R.H. Phillips hereby agree to allocate water located on or delivered to the Property subject to the terms and conditions set forth below.

70. Definitions. For the purposes of this Agreement, the following words and phrases shall have the meanings set forth below:

     a. "District" shall mean the Yolo County Flood Control and Water Conservation District.

     b. "District Water" shall mean water obtained for use on the Property from the District.

     c. "Leased Portion" shall mean that portion of the Property that R.H. Phillips is leasing from the Owners.

     d. "Property Water" shall mean: (i) water obtained from wells located on the Property; and (ii) water obtained for use on the Property from a neighboring parcel, described in Exhibit B (the
"Mast Property"), pursuant to an easement agreement with the owners of that property.

     e. "Unleased Portion" shall mean that portion of the Property which R.H. Phillips is not leasing from the Owners.

71. Installation of Water Delivery Systems. The obligations of R.H. Phillips and the Owners with respect to the installation and maintenance of wells and water delivery systems on the Leased
Portion are set forth in the Lease. The Owners may use Property Water obtained from any well on the Property or the Mast Property that R.H. Phillips has installed and maintains, provided that the Owners shall install and maintain, at the Owners' expense, all water delivery systems for transporting the water to the Unleased Portion.

72. Allocation of Water. If water delivery timing conflicts or supply shortages occur between the Owners and R.H. Phillips, water shall be allocated as between the Leased Portion and the Unleased Portion as follows:

     a. The portion of the Property on which vineyards are planted shall be allocated all available water to the extent that the party managing that portion of the Property deems reasonably necessary for the vineyards.

     b. If vineyards are planted on more than one portion of the Property, available water shall be allocated among the portions based upon the number of acres of vineyards under cultivation in each portion, with the portion having a greater number of vineyards being allocated proportionately more water.

73. Allocation of Costs. The Owners will reimburse R.H. Phillips for the pro-rata share of the operating and maintenance costs of the well or wells located on the Leased Portion and utility and other charges based on the operation of the well(s) during each month. For the purposes of this Agreement, the pro-rata share of the operating and maintenance costs shall equal a fraction, the numerator of which will be the total amount of water used on the Unleased Premises and the denominator shall be the total water used on the Property. If R.H. Phillips installs a well and water delivery systems on the Mast Property for obtaining water for use on the Property, the Owners will reimburse R.H. Phillips for the pro-rata share of the operating and maintenance costs of the well and the water delivery systems.

74. District Water. If either R.H. Phillips or the Owners use District Water on the Property (other than during the "Development Period", as defined in the Lease), the party using the water will be responsible for paying all charges assessed by the District for the use of the water. If both parties use District Water, each party shall be responsible for that portion of the total payment assessed by the District which equals that party's pro-rata share of the District
Water. The party who receives an invoice or other statement of charges from the District shall promptly notify the other party of the total charges assessed. If either party pays all or any portion of a payment obligation to the District which is properly owned by the other party, the other party shall reimburse the party paying the invoice for that amount by no later than 15 days after receipt of notice of the amount paid.

75. Use of Water. R.H. Phillips agrees that it will use the Property Water solely for the purposes of irrigating vineyards located on the Property. The Owners agree that they will use Property Water solely for agricultural purposes on the Property. The Owners and R.H. Phillips agree that they will not remove from the Property any District Water which is delivered to the Property without the prior written consent of the other party.

76.  Term of Agreement/Termination.

     a. Expiration. This Agreement shall expire upon the occurrence of any of the following:

          i.  The expiration or termination of the Lease if R.H.
Phillips and the Owners do not extend the Lease;

          ii. The purchase of the Property by R.H. Phillips pursuant to a Right of First Refusal Agreement, dated as of the date of this Agreement, between R.H. Phillips and the Owners (the "Right of First Refusal Agreement"); or

          iii.  The mutual written consent of the parties.

     b. Termination. The foregoing notwithstanding, either party may terminate this Agreement at any time upon 30 days notice to the other party if the other party has committed a material breach of its obligations under this Agreement and the party in breach has not cured that breach within that 30 day period.

77.  Assignment and Assumption of Obligations.

     a. By R.H. Phillips. R.H. Phillips may not assign its rights or obligations under this Agreement without the written consent of the Owners unless: (i) R.H. Phillips assigns its rights under the Lease or subleases the Leased Property and the Owners consent to the assignment or sublease in accordance with the Lease; or (ii) R.H. Phillips assigns its rights by operation of law in the manner permitted under the Lease. This Agreement shall be binding upon the permitted assigns or permitted sublessees of R.H. Phillips.

     b. By Owners. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Owners, including all subsequent owners of the Property. In the event that the Owners lease some or all of the Unleased Premises to any person other than R.H. Phillips, the Owners shall require that lessee to execute a written agreement to be bound by the terms of this Agreement.

78. Effective Date of Agreement. This Agreement shall enter into effect upon the later of: (i) the date of this Agreement; or (ii) such date as the Lease and Right of First Refusal Agreement are executed and enter into effect.

79.  Miscellaneous.

     a. Recordation of Agreement. The parties agree to execute a memorandum of agreement with respect to this Agreement for recordation with the Recorder of the County of Yolo. Upon the termination or expiration of this Agreement, the parties agree to execute a memorandum of termination of this Agreement for recordation with the Recorder of the County of Yolo. Such memoranda of agreement will be executed and notarized in a form that will allow them to be recorded with the Recorder of the County of Yolo.

     b. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and supersedes all other prior and contemporaneous agreements, whether oral or written, between the parties regarding that subject matter. The foregoing notwithstanding, nothing in this Agreement shall amend to supersede any provision of the Lease or Right of First Refusal Agreement.

     c. Amendment. This Agreement may be amended or modified solely only by means of a written instrument signed by both parties.

     d. Attorneys Fees. If any action is commenced to construe or enforce this Agreement, the party who substantially prevails in that action shall be entitled to recover the costs which that party incurred in prosecuting or defending that action, including but not limited to reasonable attorneys fees, in addition to any other relief to which that party may be entitled.

     e. Notice. All notices shall be delivered personally, via recognized overnight courier (such as Federal Express, Airborne
Express, UPS or the United States Postal Service Express Mail Next
Day Service) or by first class mail, postage prepaid. Notices may be delivered via facsimile, provided that prompt confirmation of such notice shall be sent by one of the methods described in the previous sentence. All notices shall be delivered to the addresses and facsimile numbers set forth below the parties' signatures to this Agreement or to such other address or facsimile number as the party to whom the notice is sent informs the other in writing.

 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

THE OWNERS

//s//David L. Gemmer
_________________________________
David L. Gemmer

//s//Shirley A. Gemmer
_________________________________
Shirley A. Gemmer

Address:

2441 Alamo Glen Drive
Alamo, CA 94507
fax: (925) 933-6165


R.H. PHILLIPS, INC.


By://s//Mike Motroni
   _____________________________

Title: Chief Financial Officer
      ____________________________

Address:

26836 County Road 12A
Esparto, CA 95627
Attention: Chief Financial Officer
fax: (530) 662-2880


                                EXHIBIT A

                    LEGAL DESCRIPTION OF PROPERTY

     The South one-half (South 1/2) of Section 34, and the
Southwest Quarter (Southwest 1/4) of Section 35, Township 11
North, Range 1 West, M.D.B & M., lying Westerly of the West boundary line of State Highway 505.

     Excepting therefrom all that real property described in deed executed by Vernon A. Mast, et al., to the State of California, dated June 29, 1954, and recorded November 30, 1954, in Book 439 of
Official Records, at page 45, and recorded December 6, 1971 in
Book 999 of Official Records, page 482.

APN: 54-220-07, 54-220-08 54-220-10